CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated July 7,  2008, relating to the financial statements of Hotel Solarte Corporation for the period ended June 30, 2008, which appears in such Registration Statement.

/s/ The Blackwing Group LLC

Independence, Missouri

July 10, 2008